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November 16, 1998                                                    EXHIBIT 8



Household Auto Receivables Corporation
2700 Sanders Road
Prospect Heights, IL 60070


     Re: HOUSEHOLD AUTOMOTIVE REVOLVING TRUST I
         SERIES 1998-1


Dear Ladies and Gentlemen:

     We have acted as counsel to Household Auto Receivables Corporation in connection with the preparation and filing of a registration statement on Form S-3 (the "Registration Statement") being filed today with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), in respect of Household Automobile Revolving Trust I, Series 1998-1 Class A and Class B Notes (the "Offered Notes") which the Registrant plans to offer.

     We adopt and confirm the opinions contained in the relevant prospectus under the heading "Material Federal Income Tax Consequences".

     We hereby consent to the filing of this letter as an Exhibit to the Registration Statement and to the references to Dewey Ballantine LLP in the Registration Statement and related prospectus under the heading "Material Federal Income Tax Consequences."



                                   Very truly yours,

                                   Dewey Ballantine LLP